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                                                                    Exhibit 23.2
                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Philadelphia Suburban Corporation ("the Company"), of our report dated January 31, 2003 relating to the consolidated financial statements, which appears in the 2002 Annual Report to Shareholders, which is incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP

Philadelphia, PA
April 2, 2003